UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023 (March 22, 2023)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Wilshire Blvd., 12th floor, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Agreement

Effective as of May 11, 2023, RBB Bancorp (the “Company”) and the Company’s wholly owned subsidiary, Royal Business Bank (the “Bank”), entered into a second amendment of employment agreement with David R. Morris, the President and Chief Executive Officer of the Company and the Bank (the “Amendment”) to amend certain provisions of the employment agreement previously entered into by the parties on April 12, 2017, as amended by a first amendment of employment agreement entered into by the parties on October 22, 2021 (the “Original Agreement” and as amended by the Amendment, the “Morris Employment Agreement”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Morris Employment Agreement.

The primary purpose of the Amendment is to modify Mr. Morris’ duties under the Morris Employment Agreement in connection with his promotion to Chief Executive Officer of the Company and the Bank, as well as to extend the length of time during which Mr. Morris is entitled to receive severance payments, medical insurance and dental insurance upon the occurrence of a Change in Control.

Pursuant to the Amendment, in the event Mr. Morris’ employment is materially altered (as defined in the Morris Employment Agreement) or terminated after the occurrence of a Change in Control, Mr. Morris will be entitled to receive a severance payment in an amount equal to eighteen (18) months of Mr. Morris’ then current annual salary and continuation of Mr. Morris’ medical and dental coverage for eighteen (18) months or until Mr. Morris has found employment, whichever occurs earlier.

The foregoing is intended only as a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

New Employment Agreements

The Company and the Bank entered into an employment agreement with Alex Ko, the Executive Vice President and Chief Financial Officer of the Company and the Bank, effective as of March 22, 2023, and an employment agreement with Gary Fan, the Executive Vice President and Chief Administrative Officer of the Bank, effective as of March 22, 2023. Mr. Ko and Mr. Fan are collectively referred to in this Current Report on Form 8-K as the Executives. The employment agreements described above are each referred to, individually, as an Employment Agreement and, collectively, as the Employment Agreements. Capitalized terms used below but not defined have the meanings set forth in the Employment Agreements.

Set forth below is a summary of the terms of the Employment Agreements.

Term. Each Employment Agreement has a term of three (3) years with an automatic renewal for successive one-year periods unless the relevant Executive, on the one hand, or the Company or the Bank (as applicable), on the other hand, provides written notice of nonrenewal at least three months prior to the extension date.

Compensation. Each Employment Agreement specifies a minimum base salary for the relevant Executive as set forth below, subject to periodic adjustment by the Board of Directors, as well as stock options, discretionary bonus, automobile allowance, expense reimbursement, medial insurance coverage, salary continuation and other benefit plans:

Mr. Ko	$367,200
Mr. Fan	$325,000

Mr. Fan also received a signing bonus in the amount of $100,000, which was payable following his December 5, 2022 start date with the Company and the Bank.

Severance. In the event that an Executive’s employment is terminated without cause and not otherwise in the event of disability or death, then the Executive will be entitled to receive a severance payment in an amount equal to six (6) months of the Executive’s then current annual salary. In the event that such termination occurs other than for cause, or as a result of disability or death, the Executive will be entitled to receive severance payment in an amount equal to three (3) months of the Executive’s annual base salary in effect at the date of such termination, in full and complete satisfaction of any and all rights which the Executive might enjoy under the relevant Employment Agreement other than the right, if any, to exercise any of the awards vested prior to such termination.

If, after the occurrence of a Change in Control, an Executive’s employment is terminated without cause or materially adversely altered (as defined in the Employment Agreements), the Executive will be entitled to receive a severance payment in an amount equal to twelve (12) months of the Executive’s then current annual salary and continuation of the Executive’s medical and dental insurance coverage for the earlier of one (1) year or until the Executive finds new employment. An Executive cannot terminate employment for a material adverse alteration in employment status unless the Executive has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the initial existence or occurrence of such grounds and the Company or the Bank has had at least (30) days from the date on which such notice is provided to cure such circumstances. If the Executive does not terminate employment for Good Reason within seventy-five (75) days after the first occurrence of the applicable grounds, then the Executive will be deemed to have waived the right to terminate for Good Reason with respect to such grounds.

A general release is required to receive severance under the Employment Agreements.

Parachute Payments. Each Employment Agreement provides that, if any payments and benefits to an Executive would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments and benefits will be reduced (by the minimum possible amounts) in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code, until no amount payable to the Executive will be subject to the excise tax.

Restrictive Covenants. Each Employment Agreement contains certain restrictive covenants, including restrictive covenants related to the use of the Company’s or the Bank’s Confidential Information and misappropriating the Company’s or the Bank’s trade secrets. In addition, in the event of termination of an Employment Agreement for any reason, the relevant Executive will be subject to a one-year limited non-solicitation provision related to the non-solicitation of banking business by the Executive of any customer with whom the Bank or a subsidiary bank has done business with within a 50 mile radius of the City of Los Angeles, California.

The foregoing is intended only as a summary and is qualified in its entirety by the terms of the Employment Agreements, copies of which are filed, respectively, as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02

Indemnity Agreements

In connection with entry into the Employment Agreements, and effective as of March 22, 2023 and March 22, 2023, respectively, Mr. Ko and Mr. Fan also entered into an indemnity agreement with the Company, the form of which was previously filed by the Company as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-219018), initially filed with the Securities and Exchange Commission on June 28, 2017. Pursuant to the terms of the indemnity agreement, the Company is obligated to indemnify its directors and executive officers, including Mr. Ko and Mr. Fan, and to assume maximum liability for expenses and damages in connection with claims lodged against the Company’s directors and executive officers, including Mr. Ko and Mr. Fan, for their line of duty decisions and actions, to the fullest extent permissible under the General Corporation Law of the State of California. This description of the indemnity agreement does not purport to be complete and is qualified in its entirety by reference to the indemnity agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description of Exhibits
10.1	Second Amendment of Employment Agreement, effective as of May 11, 2023, between RBB Bancorp, Royal Business Bank and David R. Morris.
10.2	Employment Agreement, effective as of March 22, 2023, between RBB Bancorp, Royal Business Bank and Alex Ko.
10.3	Employment Agreement, effective as of March 22, 2023, between RBB Bancorp, Royal Business Bank and Gary Fan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBB BANCORP (Registrant)

Date: May 11, 2023	By:	/s/ David Morris
David Morris
President and Chief Executive Officer